Morris Publishing Announces Completion of Sale of Publications to GateHouse Media

AUGUSTA, Ga. (December 3, 2007)— Morris Publishing Group reported today the completion of the previously announced sale of fourteen daily newspapers, three non daily newspapers, a commercial printing operation and other related publications to GateHouse Media, Inc.

The daily newspapers sold include the Dodge City (Kan.) Daily Globe, The Newton (Kan.) Kansan, The (Pittsburg, Kan.) Morning Sun, the Hillsdale (Mich.) Daily News, The Holland (Mich.) Sentinel, the Hannibal (Mo.) Courier-Post, The (Independence, Mo.) Examiner, The Grand Island (Neb.) Independent, the York (Neb.) News-Times, The Daily Ardmoreite (Okla.), The Shawnee (Okla.) News-Star, the Yankton (S.D.) Daily Press & Dakotan, The Oak Ridger (Tenn.), and the News Chief (Winter Haven, Fla.). The nondaily newspapers sold include La Estrella (Dodge City, Kan.), The Girard (Kan.) City Press and the Vermillion (S.D.) Plain Talk. The commercial printing operation sold is Flashes Publishing (Mich.).

Morris Publishing Group, LLC is a wholly owned subsidiary of Morris Communications Company, LLC, a privately held media company based in Augusta, Ga. Morris Publishing currently owns and operates 13 daily newspapers as well as nondaily newspapers, city magazines, and other free community publications in the Southeast, Midwest, Southwest and Alaska. For more information, visit our Web site, morris.com.

For further information, please contact:
Craig S. Mitchell
Senior Vice President of Finance
Morris Communications Company, LLC
706-823-3236